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                                                           EXHIBITS 5.1 AND 23.1



                                 April 30, 1997

ATC Communications Group, Inc.
5950 Berkshire Lane, Suite 1650
Dallas, Texas  75225

         Re: Registration Statement on Form S-8 for the ATC Communications Group, Inc. 1996 Stock Option and Restricted Stock Plan and for the ATC Communications Group, Inc. 1996 Stock Exchange Rights Plan

Ladies and Gentlemen:

         We have acted as counsel to ATC Communications Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,000,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable under the ATC Communications Group, Inc. 1996 Stock Option and Restricted Stock Plan (the "Option Plan"), and in connection with the registration under the Securities Act of 518,000 shares of Common Stock issuable under the ATC Communications Group, Inc. 1996 Stock Exchange Rights Plan (the "Exchange Plan") (collectively, the shares issued under each plan are referred to as the "Shares"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about May 1, 1997 (the "Registration Statement").

         In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

         Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Option Plan or exchanged under the Exchange Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of Common Stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

         We consent to the use of this opinion as an exhibit to the Registration Statement.


                                           HUGHES & LUCE, L.L.P.